Exhibit 10.8

                                    AGREEMENT

            THIS AGREEMENT is made as of May 1, 2001 among GIZA REAL ESTATE LTD., GIZA CAPITAL MARKETS LTD. And GIZA ADVISORY AND CONSULTING MANAGEMENT SERVICES (1988) LTD. ("Giza 88"), each, a company organized under the laws of the State of Israel (collectively, the "Giza Group"); ZEEV HOLTZMAN, ("Holtzman"); ZNOOK LTD. ("Znook"), and GIZA FINANCIAL ADVISORY LTD., each, a company organized under the laws of the State of Israel (the "Purchasers") and THCG, INC., a Delaware corporation ("THCG", and together with Znook and GIZA FINANCIAL ADVISORY LTD., the "THCG Group").

            WHEREAS, the parties to this Agreement have entered into the Asset Purchase Agreement and the Amendment to Asset Purchase Agreement (collectively, the "APA"), both dated as of April 2000, and other documents collateral thereto including, but not limited to, an agreement for services by and between Znook and Holtzman (guaranteed by THCG) (referred to herein as the "Employment Agreement"); and

            WHEREAS, the parties wish to mutually release each other from all claims of any nature or kind including any and all claims or demands arising out of the APA and other documents collateral thereto.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

            1. Transfer of Certain Assets to Giza 88. The THCG Group, and each and every company of the THCG Group or under the direct or indirect control of THCG (the "THCG Companies"), to the extent applicable, hereby transfer and assign to Giza 88 the following assets, for a total consideration of $1.00 (one) US Dollar:

                        (a) Any and all title, interest and rights in and to the name "Giza" which had been purchased by any member of the THCG Group pursuant to the APA.

                        (b) Any and all title, interest and rights in and to the database known by the name IVC-ONLINE, including all rights in the website www.ivc-online.com which had been purchased by any member of the THCG Group pursuant to the APA.

            2. Certain Implications of the Transfer of the Rights in the Name "Giza". As a result of the transfer of all rights in and to the name Giza, as set forth in section 1(a), each member of the THCG Group hereby represents and undertakes, jointly and severally, as follows:

                        (a) Within 60 days from the date hereof, THCG shall have initiated the process to change the name of any entity within the THCG Group and any other entity under the direct or indirect control of THCG, which bears or includes the name "Giza", including, specifically, GIZA FINANCIAL ADVISORY LTD. And THCG GIZA (Israel) Ltd., to names that do not include the name "Giza". It is understood by all parties that such name changes may involve regulatory approvals which are not under THCG's control. Attached hereto as Exibit A are resolutions signed by all the shareholders of GIZA FINANCIAL ADVISORY LTD. And THCG Giza (Israel0 Ltd. Approving the

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name changes. THCG shall change the name of any entity within the THCG Group and any other entity under the direct or indirect control of THCG, which bears or includes the name "Giza", including, specifically, GIZA FINANCIAL ADVISORY LTD. and THCG Giza (Israel) Ltd., to names which do not include the name "Giza".

                        (b) Znook hereby assigns all its rights, privileges and obligations under the Agreement dated as of September 1, 2000 between Znook and Giza Advisory and Financial Consulting (1990) Ltd., regarding the Licensing of the name "Giza", to Giza 88.

            3. Employment Agreement of Holtzman in Znook.

                        (a) The Employment Agreement shall be cancelled as of May 1, 2001. As of such date all obligations of the THCG Group shall be terminated including all obligations to pay compensation to Holtzman. Holtzman will, however continue to have the following responsibilities:

                        i. Holtzman will continue to consult with the THCG Group regarding the operations of companies in which it has invested in Israel, including winding-up and liquidating activities;

                        ii. Financial matters pertaining to THCG's investment in AppSwing Ltd. and Xtend Networks Ltd.; and

                        iii. Holtzman will continue to represent the THCG Group on the board of companies on which he is currently serving as a board member.

                        (b) As consideration for Holtzman agreeing to relinquish his Employment Agreement and such other rights that he may have, the THCG Group of companies agrees to assign to an entity (the "Entity") wholly owned by Joseph
D. Mark and Adi Raviv (the "Principals"), warrants (the "Warants")(currently held by the THCG Group constituting 2/3 (66.6%) of the THCG Group's position in AppSwing Ltd. and Xtend Networks Ltd.). The THCG Group's warrant position in AppSwing and Xtend Networks consists of 550 Warrants and 300,000 Warrants (post split 1:10) (as adjusted for stock splits and alike) respectively. The Entity shall issue a demand promissory note to Holtzman in the amount of $424,750 (US Dollars) bearing no interest and recourse only to the Warrants or any proceeds of the Warrants. The Entity shall not assign or otherwise transfer the Warrants without the prior written approval of Holtzman. If the structure is not tax efficient, then Holtzman will propose an alternate structure, subject to THCG's approval which will not be unreasonably withheld.

                        (c) In the event that the Entity shall not be incorporated or shall cease to exist, THCG or any other entity which shall hold the Warrants shall issue the demand promissory note to Holtzman in the same terms that are set forth in section 3(b).

                        (d) Following Znook's payment and/or discharge of all its debts and obligations, Holtzman shall be entitled to receive from Znook all cash amounts in excess of $50,000 then held by Znook. Any amount payable to Holtzman pursuant to this section

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3(d) shall reduce the principal amount of the promissory note issued to Holtzman by the Entity.

         4. Certain indemnification and commitments of THCG.

                        (a) THCG hereby undertakes to indemnify Holtzman and/or any Company of the Giza Group and hold them harmless from, and to reimburse Holtzman and/or any Company of the Giza Group for, any and all claims of the Israeli Tax Authorities with respect to the operation of the businesses and activities of the THCG Group in Israel by the Giza Group, in the Pre Closing Period (as such term is defined in the APA) as set forth in Section 11.2A of the APA as though Holtzman were still employed by Znook as Chairman and CEO; provided that such liabilities did not stem from Holtzman's gross negligence or willful misconduct.

                        (b) THCG hereby undertakes to indemnify Holtzman and Mr. Tal Mizrahi ("Mizrahi") and hold them harmless from, and to reimburse Holtzman and Mizrahi for, any claim arising out of Holtzman's or Mizrahi's activities as directors in the THCG Companies as though Holtzman and Mizrahi were still employed by Znook; provided that such liabilities did not stem from Holtzman's gross negligence or willful misconduct.

                        (c) On May 1, 2001,` Mizrahi shall be released from all his duties as director in the THCG Companies, and shall be replaced by Adi Raviv or such other person at the discretion of THCG.

         5. Mutual Release. Subject to the fulfillment of the parties' obligations as set forth herein, all parties to this Agreement hereby agree to mutually release and forever discharge each other from any and all claims arising out of or related to the APA, Employment Agreement or such other agreements, written or oral, entered into by and between Holtzman and the THCG Group. This section specifically supercedes section 10 to the APA (under the heading, "Indemnification").

         6. Miscellaneous.

                        (a) Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supercedes and any all previous agreements and understandings between the parties hereto with respect to such subject matter. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial

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exercise of such right, power, or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                        (b) Governing Laws; Jurisdiction. This Agreement shall be exclusively governed by and construed according to the laws of the State of Israel without regard to the provisions regarding conflicts of law. Any dispute arising under or in relation to this Agreement shall be resolved exclusively through arbitration in Tel Aviv/Jaffa, Israel, and the parties hereto irrevocably submit to the jurisdiction of arbitration in Israel for such purposes.

                        (c) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) on the third Business Day after being mailed by certified mail, return receipt requested, (c) on the next Business Day after delivery to a recognized overnight courier, or (d) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the Persons receiving copies thereof).

                        (d) Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                        (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.

                        (f) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together constitute one and the same instruments.






                                  [End of Page]

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            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.



GIZA REAL ESTATE LTD.                    GIZA CAPITAL MARKETS LTD.

By:  /s/  ZEEV HOLTZMAN                      /s/ ZEEV HOLTZMAN
   ------------------------------          -------------------------------
    Name:   ZEEV HOLTZMAN                        ZEEV HOLTZMAN
    Title:



GIZA ADVISORY AND CONSULTING
MANAGEMENT SERVICES (1988) LTD.

By:  /s/ ZEEV HOLTZMAN                       /s/ ZEEV HOLTZMAN
   ------------------------------          -------------------------------
    Name:   ZEEV HOLTZMAN                        ZEEV HOLTZMAN
    Title:


ZNOOK LTD.                                THCG GIZA FINANCIAL
                                          ADVISORY LTD.

By:  /s/ ZEEV HOLTZMAN                       /s/ Adi Raviv
   ------------------------------          -------------------------------
    Name:  ZEEV HOLTZMAN                        ADI RAVIV
    Title:



THCG, INC.

By:  /s/ JOSEPH MARK
   ------------------------------
    Name:    JOSEPH MARK
    Title:   Chief Executive Officer




I hereby agree to the terms set forth in sections 4 (b) and 4 (c) to this
Agreement:


/s/ TAL MIZRAHI
-----------------------
TAL MIZRAHI